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                                                                    EXHIBIT 99.7



                         CERTIFICATE OF DESIGNATIONS OF
                           PREFERENCES AND RIGHTS OF
          SENIOR INCREASING RATE CUMULATIVE PREFERRED STOCK, SERIES A
                          (PAR VALUE $1.00 PER SHARE)

                                       OF

                             OUTDOOR SYSTEMS, INC.

                                _______________

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                               State of Delaware

                                ________________


                 OUTDOOR SYSTEMS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, said
Board of Directors duly adopted a resolution on [           ], 1996, which
approved the filing of this Certificate of Designations and which resolution remains in full force and effect as of the date hereof.

                 Pursuant to such resolution and the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, which series shall have the following powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation:

                 1. Certain Definitions. As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                 "Advertising Displays" mean all posters, signs, billboards and other outdoor advertising displays and related sites therefor owned or leased (as lessee) by the Corporation and its Subsidiaries.





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                 "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

                 "Agent Member" has the meaning specified in Section 16.

                 "Asset Sale" means the sale, transfer or other disposition (other than to the Corporation or any of its wholly owned Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Subsidiary of the Corporation, (b) all or substantially all of the assets of the Corporation or of any Subsidiary thereof, (c) real property having a fair market value in excess of $100,000 or
(d) all or substantially all of the assets of any business, or part thereof, owned by the Corporation or any Subsidiary thereof, or a division, line of business or comparable business segment of the Corporation or any Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Corporation or to a wholly owned Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a wholly owned Subsidiary.

                 "Asset Sale Proceeds" means, with respect to any Asset Sale,
(i) cash received by the Corporation or any Subsidiary from such Asset Sale, after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Corporation or a Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Corporation or a Subsidiary after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any





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indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Corporation or any Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

                 "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) or (iii)(b) of Section 7(A)(a) and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of such Section 7(A)(a).

                 "Board of Directors" means the board of directors of the Corporation or any committee authorized to act therefor.

                 "Board Resolution" means a copy of a resolution certified pursuant to an officers' certificate to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect, and delivered to the Holder.

                 "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.

                 "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                 "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; (iii) the Permitted Holders, individually or in the aggregate, shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, voting Capital Stock representing at least 40% (or at any time that the Corporation's Cash Flow Leverage Ratio (as defined in the Senior Subordinated Credit Agreement) for the Corporation's most recently ended two





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                                      -4-



full fiscal quarters for which internal financial statements are available determined on a pro forma basis in accordance with the last paragraph of
Section 6.1 of the Senior Subordinated Credit Agreement is less than 3.5 to 1, 25%) of the total voting power of all voting Capital Stock of the Corporation;
(iv) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of voting Capital Stock representing more than 20% of the total voting power of all voting Capital Stock of the Corporation; (v) the replacement of a majority of the Board of Directors of the Corporation over a two-year period from the directors who constituted the Board of Directors of the Corporation at the beginning of such period, and such replacement shall not have been approved by a vote of at least two-thirds of the Board of Directors of the Corporation then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (vi) the occurrence of any "Change of Control" as defined in the Senior Subordinated Credit Agreement.

                 "Change of Control Offer" has the meaning specified in Section 7(B).

                 "Change of Control Payment Date" has the meaning specified in
Section 7(B).

                 "Change of Control Purchase Price" has the meaning specified in Section 7(B).

                 "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                 "Corporation" means Outdoor Services, Inc., a Delaware corporation.

                 "Denver Disposition" means the sale by the Corporation of any or all of the outdoor advertising assets of the Corporation that, prior to the date hereof, service the Denver, Colorado market.

                 "Depositary" has the meaning specified in Section 16.





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                                      -5-



                 "Dividend Payment Date" means November 15, February 15, May 15 and August 15, commencing November 15, 1996, unless such day is not a Business Day, in which case the Dividend Payment Date shall be the immediately succeeding Business Day.

                 "Dividend Rate" has the meaning specified in Section 3 hereof.

                 "Dividend Record Date" means a day fifteen (15) days preceding the Dividend Payment Date.

                 "Excess Proceeds Offer" has the meaning specified in Section 7(A) hereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                 "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                 "Global Series A Preferred Stock" has the meaning specified in
Section 16 hereof.

                 "Holder" means a registered holder of shares of Series A Preferred Stock.

                 "Houston Disposition" means the sale by the Corporation of any or all of the assets representing outdoor advertising assets serving the Houston, Texas market prior or subsequent to the date hereof.

                 "Issue Date" means the date the Series A Preferred Stock was first issued by the Corporation.

                 "Liquidation Preference" means $1000 per share of Series A Preferred Stock plus, for purposes of Section 8 hereof, whether such share is issued or accrued, in each case, accrued and unpaid dividends, whether or not declared, if any, thereon through the date such Liquidation Preference is paid.

                 "Offer Period" has the meaning specified in Section 7(A).

                 "Permitted Asset Swap" means the exchange, in the ordinary course of the outdoor advertising business, of any interest of the Corporation or any of its Subsidiaries in any Advertising Display or Displays for a similar interest in an





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Advertising Display or Displays of a Person other than the Corporation or such
Subsidiary; provided that (i) the aggregate fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Advertising Display or Displays being transferred by the Corporation or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Advertising Display or Displays received by the Corporation or such Subsidiary in such exchange and
(ii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Corporation) of all Advertising Displays transferred by the Corporation and its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $500,000.

                 "Permitted Holders" means William S. Levine, Arthur R. Moreno, any trust solely for the benefit of Messrs. Levine and Moreno or their respective immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing; provided that with respect to any such trust or partnership either Mr. Levine or Mr. Moreno shall at all times have the exclusive power to direct the voting of the shares of voting Capital Stock of the Company held by such trust or partnership.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity.

                 "Physical Series A Preferred Stock" has the meaning specified in Section 16 hereof.

                 "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                 "Purchase Date" has the meaning specified in Section 7(A) hereof.

                 "Redemption Date" when used with respect to any shares of Series A Preferred Stock means the date fixed for such redemption of such shares of Series A Preferred Stock pursuant to Section 6 hereof.





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                 "Redemption Notice" has the meaning specified in Section 6(C)
hereof.

                 "Reinvestment Date" has the meaning specified in Section 7(A) hereof.

                 "Senior Subordinated Credit Agreement" means the Credit Agreement dated as of July 9, 1996 by and among the Company, the guarantors named therein and Canadian Imperial Bank of Commerce, as agent, and the financial institutions parties thereto, as lenders.

                 "Series A Preferred Stock" means the Senior Increasing Rate Cumulative Preferred Stock, Series A, par value $1.00 per share, of the Corporation.

                 "Series A Preferred Stock Certificate" has the meaning specified in Section 6(C) hereof.

                 "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                 "Temporary Cash Investments" means (i) Investments in U.S. Government Obligations maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc. maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

                 "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b)





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                                      -8-



obligations of a Person controlled or supervised by and action as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

                 2. Designation. The series of preferred stock established hereby shall be designated the "Senior Increasing Rate Cumulative Preferred Stock, Series A" (and shall be referred to herein as the "Series A Preferred Stock") and the authorized number of shares of Series A Preferred
Stock shall be [      ] shares.

                 3. Dividends. (a) Holders will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in shares of Series A Preferred Stock at
a rate per annum of [         ](1) share of Series A Preferred Stock per share
of Series A Preferred Stock (the "Dividend Rate") on any Dividend Payment Date. If the Series A Preferred Stock remains outstanding on the date which is 180 days after the Issue Date, the Dividend Rate on each share of Series A Preferred Stock will increase for the first 90-day period following such 180-day period by 1/100 (one one-hundredth) share of Series A Preferred Stock in excess of the rate otherwise payable, and thereafter, the Dividend Rate on each share of Series A Preferred Stock will further increase, for each 90-day period that the Series A Preferred Stock remains outstanding, by an additional 5/1000 (five one- thousandths) share of Series A Preferred Stock, in each case, in excess of the rate otherwise payable, each such increase payable on each subsequent Dividend Payment Date; provided, however, that at no time will the dividend rate per annum on the Series A Preferred Stock exceed 20/100 (twenty one-hundredths) share of Series A Preferred Stock on each share of Series A Preferred Stock. Dividends will be cumulative and will accrue from the date of issuance of the Series A Preferred Stock to which they relate and be payable quarterly in arrears as provided in the immediately preceding sentence on each Dividend Payment Date, commencing on November 15, 1996. Dividends, whether or not declared, will cumulate until declared and paid, when declaration and payment may be for all or part of the then-accumulated dividends. Each dividend shall be payable to Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Accrued and unpaid dividends, if any, shall accumulate dividends





____________________

1    Three month LIBOR plus 700 basis points.

to the same extent as issued shares of Series A Preferred Stock. Dividends shall cease to accrue in respect of the Series A Preferred Stock on any Redemption Date with respect to Series A Preferred Stock redeemed on any such date. The amount of dividends payable pursuant hereto shall be determined on the basis of a 360-day year comprised of twelve 30- day months.

                 Notwithstanding anything to the contrary herein, the Corporation shall not issue fractional shares of Series A Preferred Stock as dividends on shares of Series A Preferred Stock. If any fraction of a share of Series A Preferred Stock would otherwise be required to be paid to the Holders pursuant to this Section 3, the Corporation shall pay in lieu of such fractional share an amount in cash for such fractional share at a rate equal to $1000 per whole share.

                 (b) As long as any Bridge Notes (as defined in the Senior Subordinated Credit Agreement) are outstanding under the Senior Subordinated Credit Agreement, the Company shall not pay any dividend or make any distribution, in each case other than in shares of Common Stock of the Company, under or in respect of the Company's Common Stock.

                 4. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of Common Stock of the Corporation and to any other class or series of any class of Preferred Stock of the Corporation, whether now outstanding or issued hereafter. The Corporation shall not create any class or series of Preferred Stock ranking pari passu with or senior to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution without the approval of Holders of a majority of the outstanding shares of Series A Preferred Stock.

                 5. Voting Rights. Except as required by the General Corporation Law of the State of Delaware, and except as provided in Section 4 hereof, the Holders shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation.

                 6.       Redemption.

                 (A) Optional Redemption. The Series A Preferred Stock may be redeemed at the option of the Corporation in whole or, from time to time, in part, in the manner provided in Section 6(C) hereof at any time at 100% of the Liquidation Preference of the Series A Preferred Stock so redeemed, payable in cash, plus





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                                      -10-



accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date.

                 (B) Mandatory Redemption. The Corporation shall be obligated to redeem all outstanding shares of Series A Preferred Stock on [
], 2008 at a redemption price equal to the Liquidation Preference thereof, payable in cash, plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date.

                 (C)      Procedure for Redemption.

                   (i) In the event of a redemption of less than all of the Series A Preferred Stock, the shares so redeemed will be determined by the Corporation pro rata according to the number of shares held by each Holder.

                  (ii) The Corporation shall send a written notice of redemption (the "Redemption Notice") by first-class mail, postage prepaid, not fewer than 30 days nor more than 60 days prior to the applicable Redemption Date to each Holder as of the record date fixed for such redemption of Series A Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                 (A) whether all or less than all the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares of Series A Preferred Stock being redeemed;

                 (B) the number of shares of Series A Preferred Stock held of record by that specific Holder that the Corporation intends to redeem;

                 (C)  the applicable Redemption Date;

                 (D) the manner and place or places at which payment for the shares called for redemption will, upon presentation and surrender to the Corporation of the certificates representing the Series A Preferred Stock (the "Series A





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                                      -11-



         Preferred Stock Certificates") evidencing the shares being redeemed, be made; and

                 (E) that dividends on the shares of Series A Preferred Stock being redeemed shall cease to accrue on the applicable Redemption Date.

                 (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the shares of Series A Preferred Stock being redeemed on the applicable Redemption Date. As a condition of payment of the applicable redemption price, each Holder of Series A Preferred Stock must surrender a Series A Preferred Stock Certificate or Certificates representing the shares of Series A Preferred Stock being redeemed by the Corporation in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such Series A Preferred Stock Certificate or Certificates as the owner thereof, on and after the applicable Redemption Date when and as Series A Preferred Stock Certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series A Preferred Stock Certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such Series A Preferred Stock Certificate are redeemed, a new Series A Preferred Stock Certificate shall be issued representing the unredeemed shares.

                  (iv) On the applicable Redemption Date, unless the Corporation defaults in the payment of the applicable redemption price, dividends will cease to accrue with respect to the shares of Series A Preferred Stock called for redemption. All rights of Holders of such redeemed shares will terminate except for the right to receive the applicable redemption price.

                 7.       Covenants.

                 (A)      Limitation on Certain Asset Sales.

                 (a) The Corporation will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Corporation or any of its Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Corporation's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 85% of the consideration received by the Corporation or any of its Subsidiaries, as the case may be, is in the form of cash or





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                                      -12-



Temporary Cash Investments and is received at the time of such disposition; provided that the Corporation or the applicable Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap or a Houston Disposition; and (iii) the Asset Sale Proceeds received by the Corporation or such Subsidiary are applied (a) first, to the extent the Corporation elects, or is required, to prepay, repay or purchase debt under any then existing indebtedness of the Corporation or any Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;
(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Corporation elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in a business similar or ancillary to the business of the Corporation or Subsidiary as conducted on the Issue Date, provided that such investment is consummated within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, the Corporation shall apply an amount equal to such Available Asset Sale Proceeds in excess of $5,000,000 to an offer to repurchase shares of Series A Preferred Stock, at a purchase price in cash equal to 100% of the Liquidation Preference thereof plus accrued and unpaid dividends (whether or not declared) which shall also be paid in cash (whether or not otherwise payable in cash), if any, to the date of repurchase (an "Excess Proceeds Offer"). Notwithstanding the foregoing, the Corporation shall not be required to comply with this Section 7(A) with respect to a Denver Disposition other than clause (i) of the immediately preceding sentence if any securities received by the Corporation as consideration for such Denver Disposition (including the related cash flow) shall be pledged to secure the obligations of the Corporation under the Senior Credit Facilities (as defined in the Senior Subordinated Credit Agreement).

                 (b) If the Corporation is required to make an Excess Proceeds Offer, the Corporation shall mail, within 30 days following the Reinvestment Date, a notice to the holders of Series A Preferred Stock stating, among other things: (1) that such holders of Series A Preferred Stock have the right to require the Corporation to apply such Available Asset Sale Proceeds to repurchase shares of Series A Preferred Stock at a purchase price in cash equal to 100% of the Liquidation Preference thereof plus accrued and unpaid dividends (whether or not declared) which shall also be paid in cash (whether or not otherwise payable in cash) to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Corporation, that each holder of Series A Preferred Stock must follow in order to have such Series A Preferred Stock repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Series A Preferred Stock. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

                 (1) that the Excess Proceeds Offer is being made pursuant to this Section 7(A) and the length of time the Excess Proceeds Offer will remain open;

                 (2)      the purchase price and the Purchase Date;

                 (3) that any shares of Series A Preferred Stock not tendered or accepted for payment will continue to accrue dividends;

                 (4) that any shares of Series A Preferred Stock accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue dividends on and after the Purchase Date;

                 (5) that holders electing to have shares of Series A Preferred Stock purchased pursuant to any Excess Proceeds Offer will be required to surrender such shares of Series A Preferred Stock to the Corporation, a depositary, if appointed by the Corporation, or a paying agent at the address specified in the notice at least three Business Days before the Purchase Date;

                 (6) that holders will be entitled to withdraw their election if the Corporation, depositary or paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate Liquidation Preference of the Series A Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have the Series A Preferred Stock purchased;

                 (7) that, if the aggregate Liquidation Preference of Series A Preferred Stock surrendered by holders exceeds the Available Asset Sale Proceeds, the Corporation shall select the Series A Preferred Stock to be purchased on a pro rata basis based on the number of shares surrendered by holders not otherwise withdrawn by the expiration of the Offer Period (with such adjustments as may be deemed appropriate by the Corporation so that only Series A Preferred Stock indenominations of $1000, or integral multiples thereof, shall be purchased); and

                 (8) that holders whose Series A Preferred Stock were purchased only in part will be issued new Series A Preferred Stock Certificates equal in Liquidation Preference to the unpurchased portion of the Series A Preferred Stock surrendered.

                 On or before the Purchase Date, the Corporation shall, to the extent lawful, accept for payment, on a pro rata basis as set forth in Section 7(A)(b)(7) above to the extent necessary, Series A Preferred Stock or portions thereof tendered pursuant to the Excess Proceeds Offer. The Corporation, depositary or paying agent, as the case may be, shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Series A Preferred Stock tendered by such Holder and accepted by the Corporation for purchase, and the Corporation shall promptly issue a new Series A Preferred Stock Certificate, mail or deliver such new Series A Preferred Stock Certificate to such Holder equal in Liquidation Preference to any unpurchased portion of the Series A Preferred Stock Certificate surrendered. Any Series A Preferred Stock not so accepted shall be promptly mailed or delivered by the Corporation to the Holder thereof. The Corporation will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. If an Excess Proceeds Offer is not fully subscribed, the Corporation may retain that portion of the Available Asset Sale Proceeds not required to repurchase Series A Preferred Stock.

                 (B)      Change of Control.

                 (a) Within 30 days of the occurrence of a Change of Control, the Corporation shall notify the holders of Series A Preferred Stock in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Series A Preferred Stock, at a purchase price equal to the Liquidation Preference plus any accrued and unpaid dividends thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 7(B).

                 (b) Within 30 days of the occurrence of a Change of Control, the Corporation also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Series A Preferred Stock, at the address appearing in the register maintained by the Corporation, a notice stating:

                          (1) that the Change of Control Offer is being made pursuant to this Section 7(B) and that all Series A Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

                          (3) that any share of Series A Preferred Stock not tendered will continue to accrue dividends;

                          (4) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on and after the Change of Control Payment Date;

                          (5) that Holders accepting the offer to have their Series A Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the Series A Preferred Stock to the paying agent, depositary or the Corporation, as the case may be, at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                          (6) that Holders will be entitled to withdraw their acceptance if the paying agent, depositary or the Corporation, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series A Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such Series A Preferred Stock purchased;

                          (7) that holders whose Series A Preferred Stock is being purchased only in part will be issued new Series A Preferred Stock equal in Liquidation Preference to the unpurchased portion of the Series A Preferred Stock surrendered, provided that each share of Series A Preferred Stock purchased and each such new share of Series A Preferred Stock issued shall be in a Liquidation Preference in denominations of $1000 and integral multiples thereof;

                          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                          (9)     the name and address of the paying agent.

                 On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment, shares of Series A Preferred Stock or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the paying agent money sufficient to pay the purchase price of shares of Series A Preferred Stock or portions thereof so tendered and
(iii) cause to be delivered to the Corporation shares of Series A Preferred Stock so accepted. The paying agent shall promptly mail to each holder of Series A Preferred Stock so accepted payment in an amount equal to the purchase price for such shares of Series A Preferred Stock, and the Corporation shall execute and issue shares of Series A Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Series A Preferred Stock surrendered; provided that each such share of Series A Preferred Stock shall be issued with a Liquidation Preference of $1000 and in integral multiples thereof.

                 8.       Payment on Liquidation.

                 (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, Holders of Series A Preferred Stock will be entitled to receive an amount in cash equal to the Liquidation Preference, before any distribution is made on any Common Stock or other Preferred Stock of the Corporation. After payment of the full amount of the Liquidation Preferences to which they are entitled, Holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

                 (B) For the purposes of this Section 8, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more corporations shall be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

                 9. Exclusion of Other Rights. Except as may otherwise be required by the General Corporation Law of the State of Delaware, shares of the Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate may be amended from time to time) and in the Corporation's Certificate of Incorporation, as amended. No shares of Series A Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Corporation.

                 10. Reissuance of Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

                 11. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                 13. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designations (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                 14. Notice. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices (currently located at 2502 North Black Canyon Highway, Phoenix, Arizona 85009).

                 15. Amendments. This Certificate of Designations may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency provided that such amendment does not materially adversely affect the rights of any Holder. Any provisions of this Certificate of Designations may be amended by the Corporation with the written consent of Holders representing a majority of the outstanding shares of Series A Preferred Stock.

                 16.      Book-Entry Provisions for Series A Preferred Stock.
(a) Series A Preferred Stock registered in global form ("Global Series A Preferred Stock") will (i) be registered in the name of The Depository Trust Company (the "Depositary") or the nominee of such Depositary, (ii) be delivered to the transfer agent as custodian for such Depositary and (iii) bear customary legends as required by the Depositary.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights hereunder with respect to any Global Series A Preferred Stock held on their behalf by the Depositary or its custodian, or under the Global Series A Preferred Stock, and the Depositary may be treated by the Corporation and any agent of the Corporation as the absolute owner of the Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation or any agent of the Corporation from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Series A Preferred Stock.

                 (b) Transfers of Global Series A Preferred Stock shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees.

Interests of beneficial owners in the Global Series A Preferred Stock may be transferred or exchanged for physical Series A Preferred Stock (the "Physical Series A Preferred Stock") in accordance with the rules and procedures of the Depositary. In addition, Physical Series A Preferred Stock shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Series A Preferred Stock if the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for any Global Series A Preferred Stock and a successor depositary is not appointed by the Corporation within 90 days of such notice.

                 (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Series A Preferred Stock to beneficial owners pursuant to paragraph (b), the Corporation shall (if one or more Physical Series A Preferred Stock Certificates are to be issued) reflect on its books and records the date and a decrease in the amount of shares of the Global Series A Preferred Stock in an amount equal to the amount of shares of the beneficial interest in the Global Series A Preferred Stock to be transferred, and the Corporation shall execute one or more Physical Series A Preferred Stock Certificates of like tenor and amount.

                 (d) In connection with the transfer of Global Series A Preferred Stock as an entirety to beneficial owners pursuant to paragraph (b), the Global Series A Preferred Stock shall be deemed to be surrendered to the Corporation for cancellation, and the Corporation shall execute and deliver to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Series A Preferred Stock an equal aggregate amount of shares of Physical Series A Preferred Stock of authorized denominations.

                 (e) Any Physical Series A Preferred Stock delivered in exchange for an interest in Global Series A Preferred Stock pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided herein, bear an appropriate legend, if required.

                 (f) The Holder of any Global Series A Preferred Stock may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take hereunder.

                 (g) Notwithstanding anything to the contrary herein, all transfers of interests in Global Series A Preferred Stock must be made to a "qualified institutional buyer" as such term is defined in Rule 144A promulgated under the Securities Act.

                 The Corporation shall, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

                 IN WITNESS WHEREOF, Outdoor Systems, Inc. has caused this Certificate of Designations of Preferences and Rights of its Series A Preferred Stock to be signed and attested by its duly authorized officers, this [ ] day
of [    ], 1996.


                                        OUTDOOR SYSTEMS, INC.



                                        By:____________________________
                                        Name:
                                        Title:

ATTEST:



By: _____________________________
    Name:
    Title: